BY-LAWS

                                       of

                     FIRST INVESTORS LIFE INSURANCE COMPANY

                                    ARTICLE I

Section 1.        Principal Office

         The principal office of the Corporation shall be located at 120 Wall Street in the City and County of New York, but the location of the principal office may be changed, from time to time, to any other place within the State of New York in the manner provided by law.

Section 2.        Other Offices, Doing Business

         The Corporation may also have such other office or offices, agencies and branches within or without the State of New York as the Board of Directors or the Executive Committee may, from time to time, designate or as the business of the Corporation may require, and it may carry on its business wherever it is or may hereafter be duly licensed so to do.

Section 3.        Place where Books are to be kept

         The original or duplicate stock ledger containing the names and addresses of the shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof, correct books of account of all the business and transactions of the Corporation, copies of the Charter of the Corporation and the By-Laws, the minutes of the meetings of the Corporation's shareholders, directors and committees and such other books and records as may, from time to time be required by law to be so kept, shall be kept at the principal office of the Corporation in New York. Other books and records of the Corporation may be kept at such place or places, within or without the State of New York, as the Board or the Executive Committee may from time to time, designate, or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

Section 1.        Annual Meeting.

         The annual meeting of shareholders of the Corporation shall be held on the first Tuesday of June, unless the previous day is celebrated as a legal holiday in which event the meeting shall be held on the second Tuesday of June. Such meeting shall be held at the principal place of business of the Corporation in the City and State of New York, or at such other place within or without the State of New York as may be designated by the Board.

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Section 2.        Special Meetings

         Special meetings of the shareholders, for any purpose or purposes, may be called by the Board or the President, and shall be called by the Secretary at the request, in writing, of shareholders owing a majority in number of the issued and outstanding capital shares of the Corporation, which request shall state the purpose or purposes of the proposed meeting. Such special meetings shall be held at such time and place, within or without the State of New York, as may be determined by the person or persons calling such meeting.

Section 3.        Notice

         Written notice of the annual or special meetings of shareholders shall be given as provided by applicable law, to each shareholder of record entitled to vote thereat. A copy of every such notice shall be mailed to the Superintendent of Insurance of the State of New York at least ten days before the day set for such meeting.

Section 4.        Quorum

         The presence of a quorum for the transaction of business at all meetings of the shareholders shall be determined in accordance with the provisions of the Charter.

                                   ARTICLE III

                                    Directors

Section 1.        Number, Terms and Duties

         The business of this Corporation shall be managed and controlled by the Board, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The number of directors shall be fixed from time to time, within the limits prescribed by the Charter, by a majority vote of the entire Board, but no decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.        Removal of Directors

         Except as otherwise provided by law, any or all of the directors may be removed with or without cause at any time by a majority vote of the shareholders at any meeting called for that purpose.


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Section 3.        Vacancies

         Vacancies in the Board may be filled in accordance with the provisions of the Charter, and individuals designated to fill such vacancies shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance.

                                   ARTICLE IV

                               Directors' Meetings

Section 1.        First Meeting of the Board

         The first meeting of the Board to be held after an annual meeting of shareholders for the election of directors shall be called and held for the purposes of organization, the election or appointment of officers and members of the Executive, Finance and Stock Option Committees and the transaction of such other business as may come before the meeting.

Section2.         Regular Meetings.

         Regular meetings of the Board, no notices of which need be given, shall be held on the first Tuesday of March, the Tuesday immediately following the second Monday of September and the first Tuesday of December, unless any such day be a legal holiday, in which event the meeting will be held on the next succeeding business day. Commencing in 1974, the annual meeting of the Board, no notice of which need be given, shall be held on the first Tuesday of June, unless the previous day is celebrated as a legal holiday in which event the meeting will be held on the second Tuesday of June. Such meetings shall be held at the principal place of business of the Corporation in the City and State of New York, or at such other place within or without the State of New York as may be designated by the Board.

Section 3.        Special Meetings

         The Chairman, or in his absence the President, may call a special meeting of the Board at any time. The Secretary shall call such meeting upon written request of five members of the Board or upon resolution of the Executive Committee. All meetings, other than any meeting the giving of notice of which is otherwise prescribed by law, shall be called by a written or printed notice mailed to each Director at least three days before the meeting or by electrically transmitted notice given not less than twenty-four hours before the hour set for the meeting, but all such notice may be waived at any time. For the purpose of this section, notice will be deemed to be duly given to a director if given to him orally (including by telephone) or if such notice be delivered to such director in person or be mailed, telegraphed or cabled to his address as it appears upon the books of the Corporation or to the address last made known in writing to the Secretary of the Corporation by such director as the address to which such notices are to be given.


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Section 4.        Voting

         Each director present shall be entitled to cast one vote on all questions coming before a meeting of the Board. Except as otherwise provided by law or in these By-Laws, the vote of a majority of the Directors present at a meeting at the time of a vote, if a quorum is present at such time, shall be the act of the Board.

Section 5.        Quorum

         A majority of the entire Board shall constitute a quorum for the transaction of business, but less than a quorum may adjourn from time to time, any meeting until a quorum shall be present, without notice other than by announcement at the meeting.

Section 6.        Fees

         The fees to be paid to directors for attending committee meeting or meetings of the Board may be fixed by the Board from time to time, in its discretion, subject to the provisions of Section 214 of the New York Insurance Law, as now or hereafter amended, or of other applicable law.

Section 7.        Organization, Chairman and Secretary of Meetings

         The Chairman, or in his absence the President of the Corporation, or in their absence a Vice President, shall call all meetings of the Board to order and shall act as Chairman of the meeting. In the absence of all of such officers, a director chosen by those present shall call all meetings of the Board to order and shall act as Chairman of the meeting.

         The Secretary of the Corporation, or in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

Section 8.        Officers on the Board

         The number of officers and salaried employees of the Corporation who are members of the Board shall at all times be less than a quorum of the entire Board.


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                                    ARTICLE V

                                   Committees

Section 1.        Formation

         At the first meeting of the Board to be held after the annual meeting of shareholders, members of the Executive, Finance and Stock Option Committees shall be elected. Members of such committees shall hold office for one year or until their successors shall be elected. At any meeting of the Board there may be elected such special or other committees as the Board may deem necessary, the members of which shall hold office for such period as the Board may determine, or until their successors shall be elected. In establishing special or other committees, the Board shall specify the purpose for which they are established, appropriate names for each, the number of members thereof, and the limitations within which the powers vested in them may be exercised. The action of each committee shall be recorded and a report shall be submitted to the Board at its meeting next succeeding such action.

Section 2.        Executive Committee

         The Executive Committee of the Board shall consist of such number as the Board may determine, but not less than three Directors, all of whom shall be elected from the membership of the Board. The Board may also elect from its membership alternate members of the Executive Committee and state the succession in which the alternates shall act as members of the Executive Committee in the event of the absence of any member. During the intervals between meetings of the Board, the Executive Committee shall have all powers of the Board to the extent permitted by the Charter and by law.

Section 3.        Finance Committee

         The Finance Committee of the Board shall consist of such number as the Board may determine, but not less than three directors, all of whom shall be elected from the membership of the Board. The Board may also elect from its membership alternate members of the Finance Committee and state the succession in which the alternates shall act as members of the Finance Committee in the event of the absence of any member. The Finance Committee shall act as the investment committee and, subject to the direction and control of the Board, shall be charged with the duty and responsibility of supervising the Corporation's investments and loans, including the power to invest, acquire, exchange and dispose of any of the assets of the Corporation in such manner and in such amounts as the committee may determine. All investments shall be made in the name of "First Investors Life Insurance Company" and shall be authorized or approved by the Board or by the Finance Committee.


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Section 4.        Audit Committee

         The Audit Committee of the Board shall consist of such number as the Board may determine and shall be comprised solely of Directors who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The Audit Committee shall have responsibility for recommending the selection of independent certified public accountants; reviewing the Corporation's financial condition and the scope and results of the independent audit and any internal audit; nominating candidates for Director for election by shareholders; evaluating the performance of officers deemed to be principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

Section 5.        Quorum

         A majority of the entire Executive Committee or the entire Finance Committee shall constitute a quorum to transact business, provided, that a quorum shall consist of at least three members and an affirmative vote of at least three members shall be necessary for action. Members of such committees who are officers and salaried employees of the Corporation shall constitute less than a majority of each committee.

                                   ARTICLE VI

                                    Officers

Section 1.        Election and Term

         The following officers of the Corporation shall be elected by the Board at its annual meeting: The Chairman, the President, one or more Vice Presidents, the Secretary and the Treasurer. The Board may elect, from time to time, such other officers as it may deem necessary or proper for the dispatch of the Corporation's business, including without limitation a General Counsel, an Actuary, a Comptroller and such number of Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may, from time to time, deem requisite. The Chairman and the President shall be elected from the membership of the Board. All officers of the Corporation shall hold office at the discretion of the Board, and any officer may be removed at any time by the affirmative vote of a majority of the entire Board. Vacancies may be filled at any meeting of the Board. In the event of the failure of the Board to elect the officers at its annual meeting, such officers may be elected at any subsequent meeting of the Board.


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Section 2.        Powers and Duties of Chairman

         The Chairman shall preside at all meetings of the shareholders and of the Board at which he is present and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board. He shall have power to sign and acknowledge all deeds and instruments for the transfer, conveyance or assignment of corporate property, discharge of mortgages and all other instruments, contracts or evidence of obligation necessary for the transaction of the corporate business, including all policies of insurance, and to sign all annual or other statements required by the insurance departments of the various states, territories, districts, countries or jurisdictions in which the Corporation may apply for or be granted permission to transact business.

Section 3.        Powers and Duties of the President

         The President shall perform such duties as may be assigned to him from time to time by the Board. In the absence of the Chairman, he shall preside at all meetings of the shareholders and of the Board. Unless otherwise directed by the Board or the Executive Committee, he may from time to time designate one of the Vice Presidents to perform the duties of the President during the latter's absence. Subject to the direction of the Board he shall be the chief executive officer of the Corporation, shall have the general care and supervision of the affairs of the Corporation and the direction of its officers, together with the powers and duties usually incident to the office of President except as specifically limited by appropriate resolution of the Board, and shall have power to sign and acknowledge all deeds and instruments for the transfer, conveyance or assignment of corporate property, discharge of mortgages and all other instruments, contracts or evidence of obligation necessary for the transaction of corporate business, including all policies of insurance, and to sign all annual or other statements required by the insurance departments of the various states, territories, districts, countries or jurisdictions in which the Corporation may apply for or be granted permission to transact business.

Section 4.        Powers and Duties of Vice President

         In the absence or inability to act of the President or if the office of President be vacant, the Vice Presidents, in order of seniority or in any other order determined by the Board, subject to the right of the Board from time to time to extend or confine such power and duties or to assign them to others, shall perform all the duties and may exercise all the powers of the President. It shall be the duty of the Vice President to assist the President in the performance of his duties, and each Vice President shall have such other powers and shall perform such other duties as may be assigned by the Board, the Executive Committee or the President.


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Section 5.        Powers and Duties of Secretary

         The Secretary shall act as Secretary of all meetings of the shareholders and of the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall keep, or cause to be kept, a complete record of the proceedings of all meetings of the shareholders, Board, Executive Committee, Finance Committee and Stock Option Committee, shall be the custodian of all corporate books and records, shall present at each annual meeting of the shareholders an alphabetical list of the shareholders with the number of shares held by each and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board, the Executive Committee or the President.

Section 6.        Powers and Duties of Treasurer

         Subject to the supervision of the Finance Committee, the Treasurer shall be the chief investment officer of the Corporation, shall have general supervision over the care and custody of the funds and securities of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such bank or banks, trust company or trust companies, and in such safe deposit company or companies as the Finance Committee or Board may designate, shall have supervision over the account of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board, the Executive Committee or the President.

Section 7.        Other Offices

         All other officers shall perform such duties as are assigned to them by the President and comply with such orders and rules as the Board or the Executive Committee may issue from time to time.


Section 8.        Honorary Titles of Employees

         The Board of Directors may by resolution from time to time confer upon employees of the Corporation the honorary titles of Sales Vice President, Second Sales Vice President and Assistant Vice President. Said titles shall be of an honorary nature only, and shall not subject their recipients to any duty or obligation of any officer of the Corporation nor shall they confer upon their recipients any authority or power to act in any capacity as an officer of the Corporation. Said titles may be revoked at any time with or without cause by resolution of the Board of Directors.


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                                   ARTICLE VII

                                 Corporate Seal

         The corporate seal shall be kept in the custody of the Secretary and shall be affixed by him to such papers executed by the Corporation as may be necessary or customary.

                                  ARTICLE VIII

                             Execution of Documents

Section 1.        Execution

         The President or any Vice President shall have the power to bind the Corporation upon any and all policies of insurance contracts and other obligatory instruments by his signature and execution thereof attested by the signature of the Secretary, any Assistant Secretary or a Registrar, and such execution shall be deemed to be the act of the Corporation. Such signatures, when authorized by the Board, may be engraved or printed facsimiles provided they are countersigned by a Registrar, Assistant Secretary or Secretary.

Section 2.        Facsimiles

         Where engraved or printed facsimile signatures are used on policy forms, checks, receipts or other instruments issued or delivered by the Corporation, such policy forms, checks, receipts or other instruments bearing the facsimile signature of a deceased, retired or disabled officer may nevertheless be issued and delivered during a period not exceeding six months after the death, retirement, or disablement of such officer.

                                   ARTICLE IX

                             Certificates for Shares

         Certificates representing shares of capital stock of the Corporation shall be in such form, consistent with law and with the Charter, as shall be approved by the Board. They shall be consecutively numbered in the order of their issue and shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall be sealed with the corporate seal of the Corporation or a facsimile thereof. Where certificates are manually signed by a registrar all other signatures on the certificate may be facsimile, engraved or printed. In case any officer who shall have signed any such certificate, or whose facsimile signature shall have been used thereon, shall cease to be such officer before such certificate shall have been issued by the Corporation, such certificate may, nevertheless, be used by the Corporation with the same effect as if such officer had not ceased to be such at the date of issuance of such certificate. The Board may appoint a Transfer Agent by whom the shares of the Corporation may be transferred, and also a Registrar, by whom the shares may be registered, and in the event of such appointments, no certificate for shares of the Corporation shall be valid unless countersigned by such Transfer Agent and registered by such Registrar.


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                                    ARTICLE X

                               Transfer of Shares

Section 1.        Transfers

         Certificates for shares may be transferred only by assignment endorsed thereon, or an instrument of assignment attached thereto, and executed by the person named in the certificate or by an attorney lawfully constituted in writing. Except as provided below, transfer of shares shall be made on the books of the Corporation only upon a surrender of the certificate properly assigned, and upon such surrender a new certificate shall be issued to the assignee signed as provided in "Article IX". The surrendered certificate shall be cancelled and delivered to the Secretary who shall preserve the same. In the event that a certificate has been lost, mislaid, stolen or destroyed, upon written request of the holder thereof, accompanied by an affidavit of loss, a replacement certificate may nevertheless be issued in lieu thereof, in the exercise of the Corporation's discretion, which shall be evidenced by a letter signed by the President or any Vice President, provided that prior to such issue a surety bond, in form approved by counsel, be furnished for the protection of the Corporation, its Transfer Agent, if any, and its Registrar.

Section 2.        Fixing of Record Date

         Subject to, and in accordance with, the provisions of the Charter, the Board may at any time fix a record date not more than forty nor less than ten days prior to (a) the date of any meeting of shareholders or (b) the last day on which shareholders are entitled to express consent or dissent from any proposal without a meeting, as the date as of which shareholders entitled to notice of or to vote at such a meeting, or whose consent or dissent is required or may be expressed, for any purpose, as the case may be, shall be determined, and, except as otherwise provided by law, all persons who were the holders of record of voting shares at such date and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

Section 3.        Holders of Record

         The Corporation shall be entitled to treat the holders of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person whether or not the Corporation shall have express or other notice thereof.


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                                   ARTICLE XI

             Statutory Agents:         Powers of Attorney:        Qualification

         The President or any Vice President is authorized to appoint statutory agents of the Corporation, and to execute, with the Secretary or any Assistant Secretary, powers of attorney in evidence thereof, authorizing them to accept service of process against the Corporation, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.

                                   ARTICLE XII

                                Waiver of Notice

Meetings Held on Waiver

         Whenever any notice is required to be given under the provisions of these By-Laws, or of the Charter, or of any of the laws of the State of New York, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.


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                                  ARTICLE XIII

                                   Amendments

Section 1.        By the Directors

         In accordance with the provisions of the Charter, these By-Laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any regular or special meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors then in office. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                   ARTICLE XIV

                                 Indemnification

         To the full extent authorized by law and by the Charter, the Corporation shall and hereby does indemnify any person who shall at any time be made, or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or his intestate is or was a director or officer of the Corporation or served another corporation in any capacity at the request of the Corporation, provided, that the notice required by Section 62-a of the Insurance Law of the State of New York, as now in effect or as amended from time to time, be filed with the Superintendent of Insurance.


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